UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
November 12, 2004

American Energy Production. Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-52812	74-2945581
(State of incorporation)	(Commission file Number)	(IRS Employer Identification Number)

6073 Hwv 281 South. Mineral Wells. TX 76067
(Address of principal executive offices)

(210) 410-8158
Registrant’s telephone number, including area code

N/A
Former name or former address, if changed since last report)

Item 2.01 Completion of Acquisition

(a)     Not applicable.

(b)     Disclosure. . .

On November 9, 2004 American Energy Production Inc. signed a definitive agreement to purchase all of the outstanding shares of Oil American Group Inc. in a stock for stock trade. American Energy Production Inc. will issue 4,000,000 shares of restricted 144 stock to Joe T. Christopher owner and president of Oil America Group Inc.

Oil America Group Inc. will become a wholly owned investee of American Energy Production Inc., specializing in oil and gas aqusititions, drilling prospective properties and managing oil and gas partnerships.

Item 9.01 Financial Statements and Exhibits.

(a) Exhibits

99.1  Stock Purchase and Sale Agreement

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant bas duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Energy Production, Inc. BY: /s/ Charles Bitters —————————————— Charles Bitters Chief Executive Officer November 12, 2004